SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2006

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On June 6, 2006 Dendrite International, Inc. (the “Company”) entered into a Transition Agreement and General Release (the “Transition Agreement”) with Senior Vice President Mark H. Cieplik.

Under the Transition Agreement, Mr. Cieplik will cease serving as Senior Vice President of the Company effective July 31, 2006 (the “Transition Date”) unless his employment is terminated earlier pursuant to the Transition Agreement. Unless earlier terminated, upon the Transition Date, the Company will provide the following benefits: (i) base salary, less applicable withholding taxes and deductions, through January 31, 2007, paid in accordance with the Company’s normal payroll practices, (ii) a minimum bonus of $162,500, payable on or prior to March 15, 2007, (iii) continued participation in the 2006 Dendrite Management Incentive Plan through June 30, 2006, (iv) continued health, life, and disability insurance coverage through July 31, 2007, and (v) reimbursement for up to $5,000 for relocation and other transition-related costs. In addition, in the event certain internal business goals of the Company are reached, Mr. Cieplik will make himself available to assist the Company in the transition of his duties for the period from July 31, 2006 through January 31, 2007, and in return (i) the bonus payable as set forth above shall be paid in 2006 either as a lump sum or pro-rata over the remaining 2006 payroll periods, and (ii) Mr. Cieplik will continue to vest in his stock options through January 31, 2007, subject to the terms and conditions of his stock option agreements and the stock option plan. In addition, in the event certain other internal business goals of the Company are reached, subject to his agreement to extend the period to make himself available to assist the Company in the transition of his duties, Mr. Cieplik shall receive (i) an additional bonus of $162,500, to be paid on or prior to March 15, 2007, (ii) continued base salary for the period from February 1, 2007 through July 31, 2007 and (iii) continued vesting in any restricted stock and stock options through July 31, 2007, subject to the terms and conditions of his stock option agreements and the stock option plan.

The Transition Agreement provides for a full release and waiver of claims along with restrictive covenants regarding confidentiality and non-disparagement. In addition, the existing restrictive covenants set forth in Mr. Cieplik’s employment agreement, such as those pertaining to non-competition and non-solicitation, shall remain in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: June 12, 2006	By:	/s/ CHRISTINE A. PELLIZZARI
		Name:	Christine A. Pellizzari
		Title:	Senior Vice President, General Counsel and Secretary